Exhibit 99.1

Terns Pharmaceuticals Reports First Quarter 2024 Financial Results and Corporate Updates

Interim data from initial dose escalation cohorts from Phase 1 CARDINAL trial of TERN-701 (allosteric BCR-ABL) in CML expected in 2H24

Top-line data from Phase 1 trial of TERN-601 (oral GLP-1) for obesity expected in 2H24

Cash, cash equivalents and marketable securities of $241 million, expected to provide runway into 2026

FOSTER CITY, Calif., May 13, 2024 (GLOBE NEWSWIRE) -- Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical stage biopharmaceutical company developing a portfolio of small molecule product candidates to address serious diseases, including oncology and obesity, today reported financial results for the first quarter ended March 31, 2024 and provided corporate updates.

“We continue to execute our strategy and make important progress on our pipeline of potential best-in-class small molecule therapies as we prepare for key data readouts from our two lead programs,” said Amy Burroughs, chief executive officer of Terns, “We look forward to reporting both interim dose escalation data from the ongoing Phase 1 CARDINAL trial of TERN-701 in CML and top-line data from the Phase 1 trial of TERN-601 in obesity in the second half of this year.”

“We are particularly pleased with the recent findings from our Phase 1 study of TERN-701 in healthy volunteers, which showed lack of food effect and supports once-daily dosing. This represents a key potential differentiator as the only approved allosteric BCR-ABL inhibitor requires three hours of fasting with each dose and twice-daily dosing in multiple clinical settings,” added Ms. Burroughs.

Recent Pipeline Developments and Anticipated Milestones

TERN-701: Oral, allosteric BCR-ABL inhibitor for chronic myeloid leukemia (CML)

•
Terns’ Phase 1 CARDINAL trial of TERN-701 in CML is ongoing and interim data from initial CARDINAL dose escalation cohorts are expected in the second half of 2024
o
CARDINAL is a global, multicenter, open-label, two-part Phase 1 clinical trial to evaluate the safety, pharmacokinetics (PK), and efficacy of TERN-701 in patients with previously treated CML
•
In April, Terns announced findings from a concurrent Phase 1 PK study of TERN-701 in U.S. healthy volunteers, which indicated TERN-701 can be administered once-daily (QD) with or without food at doses that achieve clinically efficacious exposures
•
In March 2024, the United States Food and Drug Administration (FDA) granted Orphan Drug Designation for TERN-701 for the treatment of CML
•
Terns plans to host a TERN-701-focused virtual key opinion leader (KOL) event in mid-2024

TERN-601: Oral, small molecule glucagon-like peptide-1 (GLP-1) receptor agonist for obesity

•
Phase 1 first-in-human clinical trial of Terns’ lead oral GLP-1 receptor agonist in obese and overweight participants is progressing
•
The multiple ascending dose (MAD) portion of the study is underway, testing once-daily administration of TERN-601, and is on track to report top-line 28-day weight loss data in the second half of 2024
•
Preliminary safety findings from the ongoing, blinded Phase 1 SAD/MAD study have been unremarkable to date with no observations of liver enzyme elevations, drug induced liver injury or discontinuations due to treatment-related adverse events

TERN-501: Oral, thyroid hormone receptor-beta (THR-β) agonist

•
Terns continues to evaluate opportunities for TERN-501 in metabolic diseases
o
Based on non-clinical studies, THR-β is an orthogonal mechanism to GLP-1, potentially providing broader metabolic and liver benefits in addition to increased weight loss
o
Non-clinical data suggests that TERN-501 may augment the weight loss effects of a GLP-1 receptor agonist, as demonstrated in a diet-induced obese mouse model

TERN-800 Series: Oral, small molecule glucose-dependent insulinotropic polypeptide receptor (GIPR) modulators

•
Discovery efforts are ongoing for small molecule GIPR modulators for obesity, which have the potential for combination with GLP-1 receptor agonists, such as TERN-601
•
Terns is prioritizing its discovery efforts on nominating a GIPR antagonist development candidate based on in-house discoveries and growing scientific rationale supporting the potential of GLP-1 agonist/GIPR antagonist combinations for obesity

Corporate Updates

•
In April 2024, Terns announced the appointment of Melita Sun Jung as chief business officer of Terns
•
In May 2024, Terns announced the appointment of Scott Harris as chief development officer and the upcoming departure of Erin Quirk, M.D., president, head of research and development

First Quarter 2024 Financial Results

Cash Position: As of March 31, 2024, cash, cash equivalents and marketable securities were $240.7 million, as compared with $263.4 million as of December 31, 2023. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2026.

Research and Development (R&D) Expenses: R&D expenses were $18.6 million for the quarter ended March 31, 2024, as compared with $17.1 million for the quarter ended March 31, 2023.

General and Administrative (G&A) Expenses: G&A expenses were $6.9 million for the quarter ended March 31, 2024, as compared with $7.1 million for the quarter ended March 31, 2023.

Net Loss: Net loss was $22.4 million for the quarter ended March 31, 2024, as compared with $21.5 million for the quarter ended March 31, 2023.

Financial Tables

Terns Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Operating expenses:
Research and development	$18,587	$17,056
General and administrative	6,859	7,101
Total operating expenses	25,446	24,157
Loss from operations	(25,446)	(24,157)
Interest income	3,182	2,693
Other expense, net	(12)	(4)
Loss before income taxes	(22,276)	(21,468)
Income tax expense	(97)	(60)
Net loss	$(22,373)	$(21,528)

Net loss per share, basic and diluted	$(0.30)	$(0.31)
Weighted average common stock outstanding, basic and diluted	74,399,378	69,778,420

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	March 31, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$240,654	$263,440
Total assets	246,766	268,517
Total liabilities	10,046	13,150
Total stockholders’ equity	236,720	255,367

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical stage biopharmaceutical company developing a portfolio of small molecule product candidates to address serious diseases, including oncology and obesity. Terns’ pipeline contains three clinical stage development programs including an allosteric BCR-ABL inhibitor, a small molecule GLP-1 receptor agonist, a THR-β agonist, and a preclinical GIPR modulator discovery effort, prioritizing a GIPR antagonist nomination candidate. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about the Company within the meaning of the federal securities laws, including those related to expectations, timing and potential results of the clinical trials and other development activities of the Company and its partners; the potential indications to be targeted by the Company with its small molecule product candidates; the therapeutic potential of the Company’s small molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities, including the results of any interactions with regulatory authorities on its programs; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy, including potential combinations involving multiple product candidates; the Company’s plans and expectations around the addition of key personnel; and the Company’s expectations with regard to its cash runway and sufficiency of its cash resources. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2023. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com